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                     DAIMLERCHRYSLER DEALER WEB SITE PROGRAM
                               SERVICES AGREEMENT

     This Dealer Services Agreement (this "AGREEMENT") is effective as of May 1, 2000 (the "EFFECTIVE DATE"), by and between The Cobalt Group, Inc., a Washington corporation, ("COBALT") with offices located at 2200 First Avenue South, Seattle, Washington 98134, and DaimlerChrysler Corporation, a Delaware corporation, ("CLIENT") with offices located at 1000 Chrysler Drive, Auburn Hills, Michigan 48326 (each individually a "PARTY" and together the "PARTIES"). In consideration of the promises, terms and conditions contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Cobalt and Client agree as follows:

1.   DEFINITIONS

     Any defined terms not otherwise defined herein shall have the following meanings:

     1.1. An "AFFILIATE" of an entity shall mean any entity which, directly or indirectly, is controlled by, controls or is under common control with such entity (with control meaning ownership of 50 percent or more of an entity and/or otherwise having effective control of an entity).

     1.2. "CLIENT SYSTEM" shall mean the templates developed for the Dealer Web Site Program and related services provided by Cobalt hereunder, as such templates may be updated or modified pursuant to the terms of this Agreement.

     1.3. "CLIENT PROPERTY" means (i) any and all graphics, images, text, documentation or other materials provided by Client or a Dealer to Cobalt in connection with the Client System, and (ii) any and all graphics, images, text, documentation, HTML code or other elements of the Client System developed for Client or Dealers by Cobalt pursuant to this Agreement.

     1.4. "COBALT PROPERTY" means any and all software, code, graphics, images, text, documentation or other materials, other than Client Property, used or provided by Cobalt in connection with this Agreement, or any other element of the Client System in which Cobalt has any preexisting intellectual property rights.

     1.5. "DEALER" means each of Client's Dodge, Jeep and Chrysler automobile retailers in North America that participate in the Dealer Web Site Program under this Agreement.

     1.6. "DEALER WEB SITE PROGRAM" shall mean the standard set of services offered by Cobalt to Dealers, consisting primarily of one or more Web sites made up of those Web pages identified in the Specifications.

     1.7. "LICENSED PRODUCTS" shall mean any Cobalt Property or other property supplied by Cobalt, other than Client Property, which is incorporated into the Client System or otherwise supplied to Client or Dealers under this Agreement.

     1.8. "SPECIFICATIONS" shall mean all the specifications for the Client System set forth in EXHIBIT A, as they may be revised pursuant to
          Section 2.

2.   DEVELOPMENT AND DELIVERY OF THE CLIENT SYSTEM

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     2.1. DEVELOPMENT. Cobalt shall develop and deliver to Client and Dealers the Client System in accordance with the Specifications and the delivery schedule set forth in Exhibit A to this Agreement. Client will encourage its Dealers to cooperate with Cobalt and to provide such assistance for the development and delivery of the Client System as Cobalt may reasonably request, subject to any and all applicable state or federal laws or regulations and Client's reasonable interpretation of those laws or regulations.

     2.2. CHANGE REQUESTS. The Parties anticipate that Client may, from time to time, desire changes to the Client System, consisting of additions, modifications, deletions or other revisions to the Specifications. Each such change must be reflected in a written document (a "CHANGE ORDER"), signed by an authorized representative of each Party, that includes the cost of the change and a detailed description of the specific change, along with any modified Specifications ("APPROVED CHANGE ORDER"). Client agrees to pay for fees specified in an Approved Change Order. Client will not pay for any additions, modifications, deletions or other revisions or customizations requested or approved by a Dealer; those arrangements, if any, are beyond the subject matter of this Agreement.

3.   ENDORSED WEB SITE SERVICES

     3.1. COBALT WEB SERVICES. Cobalt will offer to Dealers the Dealer Web Site Program as described in Exhibit A , for the fees chargeable to Client, as set forth in Section 7 below. Cobalt agrees not to materially alter the components of the Dealer Web Site Program during the Term without the prior written approval of Client and an amendment to this Agreement signed by an authorized representative of each Party. Cobalt will provide support to the Dealers consistent with the Support Guidelines attached hereto as EXHIBIT B. Dealers will be required to enter into a Service Agreement with Cobalt covering the scope of services for Dealers required under this Agreement. Cobalt agrees that each of those Service Agreements will grant rights of the same scope granted to Client and impose restrictions no more restrictive than those imposed on Client under Sections 6 and 8 of this Agreement. In addition, Cobalt agrees that each of those Service Agreements will include warranties extending from Cobalt to each Dealer which are, in substance, the same as the warranties set forth in Sections 9.4-9.6 of this Agreement. In addition, each of those Service Agreements must state expressly and conspicuously that "DaimlerChrysler Corporation makes no representations or warranties of any kind to Dealers regarding software and services provided by Cobalt or regarding a Dealer's business results using that software or those services. In exchange for Client's guaranteed payment to Cobalt under this Agreement, Cobalt must deliver to each Dealer the software and services required under the Dealer Web Site Program, all as described in Exhibits A and B, and each Dealer may participate in the Dealer Web Site Program regardless of any delay that Cobalt may encounter in getting a Dealer to sign a Services Agreement. Client will, however, cooperate with Cobalt to get each Dealer to act expeditiously in its dealings with Cobalt regarding efforts to sign a Services Agreement."

     3.2. CLIENT ENDORSEMENT. Client will identify Cobalt as the exclusive Client-endorsed provider of those services included in the Dealer Web Site Program to Dealers in the United States. Client agrees that the Dealer Web Site Program will be designated as "Client Endorsed." Only Cobalt-built Dealer Web Sites will be linked to dealer locators located at chrysler.com, jeep.com, plymouth.com, and 4adodge.com, except for the limited standard web sites that Client provides to every dealer. Client reserves the right to withdraw this endorsement upon 10 days' prior written notice to Cobalt, which notice must include reasonable grounds for the withdrawal.


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     3.3. COBALT DEALER UPGRADES. The Parties agree that Dealers that are current customers of Cobalt and that participate in the Dealer Web Site Program under this Agreement will be eligible to terminate the Cobalt Services Agreement existing at the time of such purchase without penalty; provided that the Dealer executes a new Cobalt Services Agreement relating to the Dealer Web Site Program.

4.   MARKETING EFFORTS

     4.1. INITIAL PRESS RELEASE. Within five business days following the Effective Date, the Parties agree to issue a joint press release, the form and content of which shall be mutually agreed upon by the Parties in writing. From time to time thereafter the Parties may issue joint press releases as mutually agreed upon in writing.

     4.2. MARKETING ACTIVITIES. Cobalt and Client will use their commercially reasonable efforts to develop and carry out marketing activities with respect to the Dealer Web Site Program. Cobalt and Client will work to launch the Dealer Web Site Program according to the schedule set forth on EXHIBIT C. Marketing support from Client and Cobalt will include, without limitation, those activities identified on EXHIBIT C, subject to the following limitation: Client reserves the right to review of all marketing programs and materials in which Cobalt proposes using Client's name, Marks or Client's endorsement, and to either approve, modify or reject those marketing programs and materials.

5.   HOSTING & MAINTENANCE.

     Cobalt will operate, manage and host the Dealer Web Site Program using high industry standards of workmanship and service. Cobalt shall operate the Web sites associated with the Dealer Web Site Program (the "CLIENT OR DEALER SITES") so that such sites are accessible by users via the Internet twenty-four (24) hours per day, seven (7) days per week, with the exception of scheduled maintenance periods ("SCHEDULED MAINTENANCE PERIODS"), which shall last no longer than two hours per day between the hours of 12:00 a.m. and 6:00 a.m. Pacific Time, or at such other time as to which the Parties may agree. Except in the case of Scheduled Maintenance Periods, Cobalt shall, upon its discovery or receipt of notification that a Client or any Dealer Site is disabled or inaccessible or there are any defects, errors or omissions in a Client or a Dealer Site which materially and adversely impact the performance, delivery, accessibility or availability of that Client or Dealer Site (a "CLIENT OR DEALER SITE PROBLEM"), have qualified personnel promptly respond to such Client or Dealer Site Problems and use commercially reasonable efforts to remedy or cause to be remedied the Client or Dealer Site Problems within a commercially reasonable time not to exceed three business days. If Cobalt repeatedly fails to make a commercially reasonable attempt to fix a Client or Dealer Site Problem, or if a Client or Dealer Site Problem is experienced by more than a third of all Dealers, Cobalt will be deemed in material breach and Client may terminate this Agreement.

6.   OWNERSHIP AND LICENSE

     6.1. COBALT OWNERSHIP. Except for the license granted Client in Section 6.3, Cobalt reserves all right, title and interest to the Licensed Products (including, without limitation, all intellectual and proprietary rights therein), including, without limitation, any upgrades, documentation and derivative works related thereto delivered to Client under this Agreement. Client agrees to assign any interest Client has or may acquire (other than the license set forth in Section 6.3) in



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          the Licensed Products to Cobalt and otherwise reasonably assist
          Cobalt, at Cobalt's expense, in obtaining, securing, perfecting, maintaining, defending and enforcing for Cobalt's benefit all rights with respect to the Licensed Products.

     6.2. CLIENT OWNERSHIP. Client or a Dealer, as applicable, retain all title and rights of ownership, including all copyrights, trademarks or other proprietary rights to the Client Property and any derivative works thereof, and all related documentation or Client or Dealer data. Cobalt agrees to assign any interest in the Client Property to Client or Dealer, as applicable, and to otherwise reasonably assist Client or Dealer, at Client's or Dealer's expense, in obtaining, securing, perfecting, maintaining, defending and enforcing for Client's or Dealer's benefit all rights with respect to the Client Property.

     6.3. LICENSED PRODUCT LICENSE. Cobalt hereby grants to Client and to Dealers a non-exclusive, worldwide, royalty-free right to use, transmit, perform, display and otherwise utilize the Licensed Products solely in connection with the Client System and consistent with this Agreement. To the extent any software is licensed to Client or to Dealers by Cobalt under this Agreement, all such licenses shall be to software in object code form only.

     6.4. CLIENT PROPERTY LICENSE. Client hereby grants to Cobalt and its Affiliates, a non-exclusive, worldwide, royalty-free right to use, reproduce, transmit, perform, display, and otherwise utilize the Client Property in connection with completing its obligations under this Agreement, except that any license or release regarding any graphics, images, text, documentation or other materials provided by a Dealer to Cobalt in connection with the Client System must be addressed in separate agreements.

     6.5. RESTRICTIONS. The licenses granted to the Parties in Sections 6.3 and
          6.4 above set forth the entirety of each of the Parties' rights as licensees to use the Licensed Products and Client Property. Without limiting the generality of the foregoing, Client agrees that Client will:

          6.5.1. not modify or prepare any derivative work based upon the Licensed Products;

          6.5.2. not directly or indirectly reverse engineer, disassemble or decompile the Licensed Products or any portion thereof or attempt to discover or disclose the source code of the Licensed Products or any portion thereof;

          6.5.3. not remove, obscure, or alter any notice of intellectual property right present on or in any of the Licensed Products or any related documentation;

          6.5.4. not sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the Licensed Products or any related documentation to any third party.

7.   PAYMENTS

     7.1. FEE SCHEDULE. During the Term, Client shall pay Cobalt as follows, subject to Client's written acceptance of the Client System, which acceptance shall be based on the Client System's conformance to the Specifications in Exhibit A for each Dealer on the delivery and rollout schedule described in Exhibit C ("ACCEPTANCE"):

          7.1.1. Dealer Web Site Program fees as set forth in Exhibit D ("PROGRAM FEES");


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          7.1.2. Fees set forth on any Approved Change Order; and

          7.1.3. Fees associated with Internet domain name registrations and/or renewals.

     7.2. PAYMENTS. Cobalt will invoice Client for Program Fees and domain name registration fees monthly, in arrears, and for fees associated with Change Orders as provided in the Change Order. Payment of all fees shall be due thirty (30) days after the date of the invoice. Program Fees will be based on the number of Dealers with active Web sites under the Dealer Web Site Program as of the last day of the previous month.

     7.3. ANNUAL MINIMUM FEES. Client agrees to pay Cobalt not less than the annual guaranteed fees set forth in EXHIBIT D, subject to Cobalt's performance of its obligations under this Agreement. In addition to Program Fees, all fees paid to Cobalt by Client for any purpose during the Term, including but not limited to fees relating to products or services provided to Client's Canadian or other international affiliates, but specifically excluding fees relating to the provision of services to Client by Cobalt's PartsVoice or IntegraLink divisions ("Aggregate Fees"), will be included when determining whether the annual minimum has been met.

          7.3.1. To the extent that Aggregate Fees during calendar year 2000 do not equal or exceed the annual minimum, Cobalt will invoice Client for the difference and such fees will be payable in accordance with Section 7.2. During calendar years 2001 and 2002, except for the first calendar quarter in the year 2001, to the extent Aggregate Fees during any calendar quarter do not equal or exceed one-fourth of the annual minimum, Cobalt will invoice Client for the difference (the "Quarterly Difference") and such fees will be payable in accordance with
                 Section 7.2.

     7.4. ADDITIONAL DEALER SERVICES. Client acknowledges and agrees that the prices set forth in this Section are exclusive of any custom development or design work that may be requested by a subscribing Dealer or Client and of any products or services a subscribing Dealer or Client may purchase in excess of the Dealer Web Site Program, as the case may be. Client will be invoiced directly by Cobalt for those additional products or services subscribed to by Dealers and identified on EXHIBIT D. Cobalt will invoice Dealers directly for those products or services not included in the Dealer Web Site Program and not identified on EXHIBIT D. Cobalt agrees that it will make available those products or services not included in the Dealer Web Site Program at or below the lowest price Cobalt charges other automobile dealers or manufacturers for the same products or services.

     7.5. TAXES. The fees and any other amounts payable to Cobalt under this Agreement do not include any taxes, customs, duties, fees or other amounts assessed or imposed by any governmental authority, other than any taxes imposed on Cobalt's net income. Client will pay before delinquency or reimburse Cobalt for all such amounts upon demand and/or provide certificates or other evidence of exemption to Cobalt for such amounts.

     7.6. ISSUANCE OF COBALT SHARES. Upon execution of this Agreement, Cobalt shall issue to Client 258,161 shares of newly issued, unregistered Cobalt common stock.

     7.7. ISSUANCE OF COBALT WARRANTS. Upon execution of this Agreement, Cobalt shall issue to Client three warrants to purchase up to 688,430, 516,322 and 240,950 shares of Cobalt common stock,



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          respectively. The warrants to be issued pursuant to this Section will be subject to the terms and conditions and shall be in a form substantially the same as the warrant agreements attached hereto as EXHIBIT E.

8.   TERM; TERMINATION

     8.1. TERM. Unless earlier terminated as provided below, the initial term of this Agreement will run through December 31, 2002 beginning on the Effective Date (the "INITIAL TERM"). Thereafter, this Agreement shall automatically renew for an additional two-year term (the "RENEWAL TERM") on the same terms and conditions as set forth herein (except for fees, which will be as agreed by the Parties), unless either Party hereto has given written notice to the other Party no later than 90 days prior to the conclusion of the Initial Term. The Initial Term and the Renewal Term shall be referred to herein as the "TERM".

     8.2. TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party.

     8.3. TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iii) makes an assignment for the benefit of creditors.

     8.4. CONSEQUENCES OF TERMINATION.

          8.4.1. In the event of any termination of this Agreement pursuant to
                 Section 8.2, the license granted in Section 6.3 and any other rights granted to Client and Dealers with respect to any of the Licensed Products and any related documentation will continue for a period of 90 days following the effective date of such termination. During such period Cobalt will use commercially reasonable efforts to assist Client in transitioning the Client System to an alternate service provider, at a reasonable charge to Client for services rendered to Client.

          8.4.2. TERMINATION FOR BANKRUPTCY/INSOLVENCY. In the event that Client terminates this Agreement pursuant to Section 8.3, Cobalt grants to Client and its Dealers, a royalty-free, worldwide, perpetual, irrevocable license to copy, use, create and use derivatives or improvements of, reduce to practice and manufacture, and distribute to Dealers, all Cobalt Property required for Client to operate the Client System.

          8.4.3. GENERAL. Any and all liabilities accrued under the terms of this Agreement by either Party prior to the date of termination of this Agreement and during any transition period following termination will survive such termination.

9.   OTHER TERMS

     9.1. PUBLICITY. Client agrees that, following the initial public announcement of the business relationship between the Parties, Cobalt may reference the business relationship between the Parties and Cobalt's status as the sole endorsed provider of Dealer Web sites other than in Cobalt's marketing, advertising and other promotional materials.


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     9.2. OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership of the other Party in the names, logos, trademarks, tradenames and service marks (the "MARKS") of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks under the terms of this Agreement will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

     9.3. INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

     9.4. REPRESENTATIONS AND WARRANTIES. Cobalt warrants and represents to Client that, at all times relevant, Cobalt is not encumbered by any third party, via agreement, employment or other legal relationship (past or present) or otherwise, to provide the Client System or Licensed Products and/or to assign to Client or a Dealer the rights in such Client System or Licensed Products as set forth in this Agreement. Cobalt further warrants and represents to Client that the Licensed Products and the Client System do not infringe any U.S. or foreign patents or copyrights, mask work rights, trade secret rights, trademark or trade dress rights, or any other proprietary rights of others (including but not limited to moral rights or rights of privacy or publicity) of any third party. Cobalt further warrants that Cobalt has not previously granted and will not grant any rights to any third party that are inconsistent with the rights granted to Client herein; that each of Cobalt's employees, consultants, contractors, partners or agents who have been or will be involved in the development of the Client System or Licensed Products will have signed an agreement with Cobalt conveying all proprietary rights in the Client System and Licensed Products to Cobalt and agreeing to maintain in confidence all trade secrets embodied in the Client System or Licensed Products. Cobalt further warrants that the Client System and Licensed Products will conform substantially to the Specifications in Exhibit A to this Agreement, including as they may be amended under the terms of this Agreement.

     9.5. NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CLIENT SYSTEM, THE CLIENT PROPERTY AND THE LICENSED PRODUCTS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     9.6. LIMITATION OF LIABILITY. NEITHER PARTY HERETO SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, OR INDIRECT, DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY,


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          MISREPRESENTATIONS, AND OTHER TORTS, BUT SPECIFICALLY EXCLUDING ANY
          CAUSES OF ACTION OR CLAIMS RELATING TO INFRINGEMENT OF PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     9.7. CONFIDENTIALITY. Cobalt agrees to keep confidential all Client Property, including but not limited to all data and information provided by a Dealer, except to the extent that use is expressly allowed under the terms of this Agreement.

     9.8. PRIOR CLIENT APPROVAL FOR SALES OF OTHER COBALT PRODUCTS OR SERVICES. Cobalt agrees that, prior to January 1, 2001, Cobalt will not market or sell to Dealers any Internet-based MRO procurement services without Client's prior written consent. Other than services requested by a Dealer that relate to modifications or enhancements of the services provided under this Agreement as described in Exhibit A, and except for those services specified in Exhibit C, Cobalt will not engage in targeted solicitation of Dealers for sales of other products or services without Client's prior written consent.

     9.9. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of Client, such notice will be provided to the attention of the Office of the General Counsel at the address of Client set forth in the first paragraph of this Agreement. In the case of Cobalt, the notice address will be to the attention of the Chief Executive Officer (with a copy to the Legal Department) at the address for Cobalt set forth in the first paragraph of this Agreement. Either Party may change the address for notice or any other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or e-mail address by written notice to the other Party.

     9.10. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

     9.11. NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement and for a period of one year thereafter, neither Party will solicit any employee of the other Party for the purpose of employment. Solicitation that is general in nature and not directed to a specific individual (such as, for example, employment advertising in a newspaper of general circulation) will not constitute solicitation of an employee for employment under this Agreement.

     9.12. RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.


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     9.13. FORCE MAJEURE. To the extent that a party is not able to perform an obligation under this Agreement due to fire, flood, a strike or other labor interruption, war, riot, an act of God, an act of government, insurrection, civil disturbance, or other cause beyond that party's reasonable control, that party may not be liable for failing to perform that obligation, except that this Section may not excuse any party from the obligation to pay money that is owed.

     9.14. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing signed by that Party's authorized representative.

     9.15. AMENDMENT. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by an authorized representative of the Party subject to enforcement of such amendment.

     9.16. FURTHER ASSURANCES. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

     9.17. ASSIGNMENT. Neither party may assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. For purposes of this Agreement, a change in control of a Party whether effected by merger, consolidation or otherwise, will not constitute an assignment of this Agreement. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

     9.18. CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

     9.19. REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

     9.20. APPLICABLE LAW; VENUE. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Michigan except for its conflicts of laws principles.

     9.21. EXPORT CONTROLS. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.


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                                                             COBALT CONFIDENTIAL

     9.22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

     IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Agreement as of the date first above written.

DAIMLERCHRYSLER CORPORATION             THE COBALT GROUP, INC.



By: /s/ James Holden                    By: /s/ John W.P. Holt
   -------------------------------         -------------------------------
                                           John W.P. Holt
   Its: President                          President & CEO


EXHIBITS

Exhibit A - Specifications
Exhibit B - Support Guidelines
Exhibit C - Marketing
Exhibit D - Fees
Exhibit E - Forms of Warrants


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                                                             COBALT CONFIDENTIAL